Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Pre-Effective Amendment No. 4 to the Registration Statement No. 333-209955 on Form S-1/A of Hunting Dog Capital Corp. of our report dated October 24, 2016, relating to our audit of the financial statements for Hunting Dog Capital LLC, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the captions "Experts" and "Selected Financial and Other Data" in such Prospectus.

/s/ RSM US LLP

Chicago, Illinois

June 14, 2017